                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 28, 1997, appearing in Beacon Properties Corporation's (the "Company") Annual Report on Form 10-K, as amended, for the year ended December 31, 1996 on our audits of the consolidated financial position of the Company as of December 31, 1996 and 1995 and the consolidated results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and for the period May 26, 1994 to December 31, 1994, the combined results of operations and cash flows of The Beacon Group, predecessor to the Company, for the period January 1, 1994 to May 25, 1994, and the related financial statement schedules of the Company as of December 31, 1996.

We also consent to the incorporation by reference of our report dated September 5, 1997 on our audit of the statement of excess of revenues over specific operating expenses of 200 W. Adams in Chicago, Illinois for the year ended December 31, 1996 and of our report dated September 9, 1997 on our audit of the statement of excess of revenues over specific operating expenses of the Civic Opera House located at 20 North Wacker in Chicago, Illinois for the year ended December 31, 1996, which reports were filed with the Securities and Exchange Commission on the Form 8-K of the Company dated October 27, 1997.

We also consent to the incorporation by reference of our report dated May 29, 1997 on our audit of the statement of excess of revenues over specific operating expenses of 225 Franklin Street in Boston, Massachusetts for the year ended December 31, 1996, which report was filed with the Securities and Exchange Commission on the Form 8-K of the Company dated June 4, 1997, as amended.

We also consent to the incorporation by reference of our report dated March 11, 1997 on our audit of the statement of excess of revenues over specific operating expenses of 10880 Wilshire Boulevard in Westwood, California for the year ended December 31, 1996, of our report dated March 18, 1997 on our audit of the statement of excess of revenues over specific operating expenses of Centerpointe in Fairfax, Virginia for the year ended December 31, 1996, and of our report dated March 21, 1997 on our audit of the statement of excess of revenues over specific operating expenses of Westbrook Corporate Center in Westchester, Illinois for the year ended December 31, 1996, which reports were filed with the Securities and Exchange Commission on the Form 8-K of the Company dated March 27, 1997, as amended on the Form 8-K/A of the Company on April 7, 1997, as amended.

We also consent to the incorporation by reference of our report dated February 6, 1997 on our audit of the statement of excess of revenues over specific operating expenses of Shoreline Technology Park in Mountain View, California for the year ended December 31, 1995, of our report dated December 20, 1996 on our audit of the statement of excess of revenues over specific operating expenses of Lake Marriott Business Park in Santa Clara, California for the year ended December 31, 1995, and of our report dated December 20, 1996 on our audit of the statement of excess of revenues over specific operating expenses of President's Plaza in Chicago, Illinios for the year ended December 31, 1995, which reports were filed with the Securities and Exchange Commission on the Form 8-K of the Company dated December 20, 1996, as amended.

We also consent to the incorporation by reference of our audit report dated September 27, 1996 on our audit of the statement of excess of revenues over specific operating expenses of the Rosslyn Acquisitions in Rosslyn, Virginia for the year ended December 31, 1995, of our report dated March 15, 1996 on our audit of the statement of excess of revenues over specific operating expenses of the New England Executive Park in Burlington, Massachusetts for the year ended December 31, 1995, and of our report dated October 29, 1996 on our audit of the statement of excess of revenues over specific operating expenses of 10960 Wilshire Boulevard in Westwood, California for the year ended December 31, 1995, which reports were filed with the Securities and Exchange Commission on the Form 8-K of the Company dated October 18, 1996, as amended.

We also consent to the incorporation by reference of our report dated April 19, 1996 on our audit of the statement of excess of revenues over specific operating expenses of Fairfax County Portfolio in Tysons Corner and Herndon, Virginia for the year ended December 31, 1995, of our report dated July 3, 1996 on our audit of the statement of excess of revenues over specific operating expenses of 1333 H Street in Washington, DC for the year ended December 31, 1995, of our report dated July 8, 1996 on our audit of the statement of excess of revenues over specific operating expenses of AT&T Plaza in Oak Brook, Illinois for the year ended December 10, 1995, and of our report dated July 8, 1996 on our audit of the statement of excess of revenues over specific operating expenses of Tri-State International in Lincolnshire, Illinois for the year ended December 31, 1995, which reports were filed with the Securities and Exchange Commission on the Form 8-K of the Company dated July 23, 1996, as amended on the Form 8-K/A of the Company dated August 6, 1996.

We also consent to the incorporation by reference of our report dated February 14, 1996 on our audit of the statement of excess of revenues over specific operating expenses of Perimeter Center in Atlanta, Georgia for the year ended December 31, 1995, which report was filed with the Securities and Exchange Commission on the Form 8-K of the Company dated February 15, 1996, as amended.

We also consent to the reference to our Firm under the caption "Experts".


                                                COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
November 13, 1997